Exhibit 10.9

KRYSTAL BIOTECH, INC. 2017 IPO STOCK INCENTIVE PLAN

NOTICE OF OPTION GRANT

You (the “Participant”) have been granted an option to purchase Common Stock of Krystal Biotech, Inc. (the “Company”), subject to the terms and conditions of this Notice of Option Grant (this “Notice”), Krystal Biotech, Inc. 2017 IPO Stock Incentive Plan, as amended from time to time (the “Plan”), and the attached Option Agreement as follows. Unless otherwise defined herein, the terms used in this Notice shall have the same defined meanings as in the Plan.

Name of Participant:

Date of Award:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Number of Shares Subject to the Option (the “Shares”):

Total Exercise Price:	$

Type of Option:	Non-Qualified Stock Option

Incentive Stock Option

Expiration Date:

Post-Termination Exercise Period:	90 days

Vesting Schedule:

The Option shall vest over 4 years, with the Option vesting with respect to the first 25% of the Shares when the Participant completes 12 months of Continuous Service after the Vesting Commencement Date, and an additional 25% of the Shares subject thereto shall vest on each twelve-month anniversary of the Vesting Commencement Date thereafter.

In the event of termination of the Participant’s Continuous Service for Cause, the Participant’s right to exercise the Option shall terminate concurrently with the termination of the Grantee’s Continuous Service, except as otherwise determined by the Board of Directors.

KRYSTAL BIOTECH, INC., a Delaware corporation

By:

Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE PARTICIPANT’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE PARTICIPANT PROVIDES SERVICES TO TERMINATE THE PARTICIPANT’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE PARTICIPANT ACKNOWLEDGES THAT UNLESS THE PARTICIPANT HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE PARTICIPANT’S STATUS IS AT WILL.

The Participant acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Board of Directors in accordance with Section 14 of the Option Agreement. The Participant further agrees to the venue selection and waiver of a jury trial in accordance with Section 15 of the Option Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Participant

KRYSTAL BIOTECH, INC. 2017 IPO STOCK    INCENTIVE PLAN:

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Option Agreement”) is entered into as of                     , by Krystal Biotech, Inc., a Delaware corporation (the “Company”), and                              (the “Participant”).

SECTION 1. GRANT OF OPTION.

The Company hereby grants to the Participant named in the Notice of Option Grant (the “Notice”) an option (the “Option”) to purchase the total number and type of Shares subject to the Option (the “Shares”) set forth in the Notice, at the exercise price per Share set forth in the Notice (the “Exercise Price”), subject to the terms and provisions of the Notice, this Option Agreement and the Krystal Biotech, Inc. 2017 IPO Stock Incentive Plan, as amended from time to time (the “Plan”), each of which are incorporated herein by reference. Unless otherwise defined herein, the terms used in this Option Agreement shall have the same defined meanings as in the Plan.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Participant during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to such options shall be determined as of the grant date of the relevant option.

SECTION 2. EXERCISE OF OPTION.

(a)    Right to Exercise. The Option shall vest during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement. The Option shall be subject to the provisions of the Notice and the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. The Participant shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Board of Directors. In no event shall the Company issue fractional Shares.

(b)    Method of Exercise. The Option shall be exercisable by delivery of an exercise notice in a form determined by the Board of Directors from time to time or by such other procedure as specified from time to time by the Board of Directors, which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Board of Directors. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Board of Directors to the Company accompanied by payment of the Exercise Price or other method of payment provided for in Section 3 and all applicable income and employment taxes required to be withheld. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 3(d) below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any Applicable Law.

(c)    Taxes. No Shares will be delivered to the Participant or other person pursuant to the exercise of the Option until the Participant or other person has made arrangements acceptable to the Board of Directors for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Participant as may be incident to the receipt of Shares. Upon exercise of the Option, the Company or the Participant’s employer may offset or withhold (from any amount owed by the Company or the Participant’s employer to the Participant) or collect from the Participant or other person an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Participant agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Participant is an employee of the Company at that time.

(d)    Section 16(b). Notwithstanding any provision of this Option Agreement to the contrary, other than termination of the Participant’s Continuous Service for Cause, if a sale within the applicable time periods set forth herein of Shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Continuous Service, or (iii) the date on which the Option expires.

SECTION 3. METHOD OF PAYMENT.

Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Participant; provided, however, that such exercise method does not then violate any Applicable Law and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(a)    cash;

(b)    check;

(c)    wire transfer;

(d)    surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Board of Directors may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(e)    payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Board of Directors) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(f)    payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

SECTION 4. RESTRICTIONS ON EXERCISE.

The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the applicable time periods set forth in Sections 5, 6 and 7 of this Option Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the expiration date set forth in the Notice (the “Expiration Date”).

SECTION 5. TERMINATION OR CHANGE OF CONTINUOUS SERVICE.

(a)    Subject to Section 4, in the event the Participant’s Continuous Service terminates other than for Cause, the Participant may, but only during the Post-Termination Exercise Period set forth in the Notice, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”) to the extent such portion is not forfeited in accordance with the terms of the Notice. The Post-Termination Exercise Period shall commence on the Termination Date. In the event of termination of the Participant’s Continuous Service for Cause, the Participant’s right to exercise the Option shall, except as otherwise determined by the Board of Directors terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Participant’s change in status from Employee to Director or Consultant or from Director or Consultant to Employee, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or

Consultant, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status. Except as provided in Sections 6 and 7 below, to the extent that the Option was unvested on the Termination Date, or if the Participant does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

(b)    If the Participant commences working on a part-time basis, then the Board of Directors may adjust the Vesting Schedule set forth in the Notice in accordance with the Company’s part-time work policy or the terms of an agreement between the Participant and the Company pertaining to his or her part-time schedule, to the extent such adjustment would not violate any Applicable Law or cause payment of additional taxes. If the Participant goes on a leave of absence, then the Company may adjust the Vesting Schedule set forth in the Notice in accordance with the Company’s leave of absence policy or the terms of such leave, to the extent such adjustment would not violate any Applicable Law or cause payment of additional taxes.

SECTION 6. DISABILITY OF PARTICIPANT.

Subject to Section 4, in the event the Participant’s Continuous Service terminates as a result of his or her Disability, the Participant may, but only within twelve (12) months from the Termination Date and in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date to the extent such portion is not forfeited in accordance with the terms of the Notice; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date. To the extent that the Option was unvested on the Termination Date, or if the Participant does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

SECTION 7. DEATH OF PARTICIPANT.

Subject to Section 4, in the event of the termination of the Participant’s Continuous Service as a result of his or her death, or in the event of the Participant’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Participant’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 8 may, within twelve (12) months following the date of the Participant’s death but in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date to the extent such portion is not forfeited in accordance with the terms of the Notice. To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

SECTION 8. TRANSFERABILITY OF OPTION.

The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant. The Option, if a Non-Qualified Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the Non-Qualified Stock Option may be transferred during the lifetime of the Participant to the extent and in the manner determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Incentive Stock Option or Non-Qualified Stock Option in the event of the Participant’s death on a beneficiary designation form provided by the Board of Directors. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Participant’s beneficiary designation, or (b) in the absence of an effectively designated beneficiary, by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Participant.

SECTION 9. TERM OF OPTION.

The Option must be exercised no later than the Expiration Date or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

SECTION 10. ADJUSTMENT OF OPTIONS AND SHARES.

In the event of any transaction described in Section 10 of the Plan, the number and kind of Shares for which the Option is exercisable shall be adjusted as set forth in Section 10 of the Plan. In the event that the Company engages in a Corporate Transaction or Change of Control as described in the Plan, the Option shall be governed by Section 11 of the Plan.

SECTION 11. TAX CONSEQUENCES.

The Participant may incur tax liability as a result of the Participant’s purchase or disposition of the Shares. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

SECTION 12. ENTIRE AGREEMENT; GOVERNING LAW.

The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties hereto. The Notice, the Plan and this Option

Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties hereto. Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

SECTION 13. CONSTRUCTION.

The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 14. ADMINISTRATION AND INTERPRETATION.

Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Participant or by the Company to the Board of Directors. The resolution of such question or dispute by the Board of Directors shall be final and binding on all persons.

SECTION 15. VENUE.

The Company, the Participant, and the Participant’s assignees pursuant to Section 8 (the “Parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the federal and state courts of the State of Delaware and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

SECTION 16. NOTICES.

Any notice required by the terms of this Option Agreement shall be given in writing, which shall include electronic communications. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PARTICIPANT:	KRYSTAL BIOTECH, INC.

By:

Title:

IN EXECUTING THIS OPTION AGREEMENT, THE PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN, THE NOTICE AND THIS OPTION AGREEMENT AND REPRESENTS THAT HE OR SHE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THE AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS HEREOF AND THEREOF. THE PARTICIPANT HAS REVIEWED THIS OPTION AGREEMENT, THE PLAN AND THE NOTICE IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS OPTION AGREEMENT, AND FULLY UNDERSTANDS ALL PROVISIONS OF THIS OPTION AGREEMENT, THE NOTICE AND THE PLAN. THE PARTICIPANT HEREBY AGREES THAT ALL QUESTIONS OF INTERPRETATION AND ADMINISTRATION RELATING TO THIS OPTION AGREEMENT, THE NOTICE AND THE PLAN SHALL BE RESOLVED BY THE BOARD OF DIRECTORS.